SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   -----------

                                     FORM 10/A

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                          METROPOLIS REALTY TRUST, INC.
             (Exact name of registrant as specified in its charter)



                   Maryland                            13-3910684
        (State or other jurisdiction of             (I.R.S. employer
        incorporation or organization)            identification no.)


     885 Third Avenue, New York, New York                10022
   (Address of principal executive offices)            (Zip Code)



Registrant's telephone number, including area code:  (212) 593-5400

Securities to be registered pursuant to Section 12(b) of the Act:


              Title of each class         Name of each exchange on which
              to be so registered         each class is to be registered

                     None                         Not Applicable



Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, par value $10.00 per share
                                       (Title of class)


Class B Common Stock, par value $10.00 per share
                                       (Title of class)


Class C Common Stock, par value $10.00 per share
                                       (Title of class)

EXPLANATORY NOTE:

This Amendment No. 1 to Registration Statement in Form 10/A is being filed to include the Registrant's Financial Data Schedule, previously omitted from the Registrant's Registration Statement in Form 10 (File No. 000-21849) filed with the Commission on December 9, 1996

15.  Financial Statements and Exhibits.

Enclosed herewith is the Financial Data Schedule of Metropolis Realty Trust, Inc. pursuant to Rule 601(c) of Regulation S-T.

                                   SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            METROPOLIS REALTY TRUST, INC.



Date:  December 20, 1996             By:      /s/ Lee S. Neibart
                                                Name:  Lee S. Neibart
                                                Title:   President


                                            S-1
C/M:  11764.0009 421963.11

Exhibit Index



*2.1          Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290
              Associates, L.L.C.

*2.2          Technical Amendment to Second Amended Joint Plan of Reorganization of 237 Park Avenue
              Associates, L.L.C. and 1290 Associates, L.L.C.

*2.3          Second Technical Amendment to Second Amended Joint Plan of Reorganization of 237 Park
              Avenue Associates, L.L.C. and 1290 Associates, L.L.C.

*3.1          Articles of Amendment and Restatement of Metropolis Realty, Trust, Inc., dated October 7,
              1996.

*3.2          Amended and Restated By-Laws of Metropolis Realty Trust, Inc.

*10.1         Agreement and Plan of Merger among 1290 Associates, L.L.C., 237 Park Avenue Associates,
              L.L.C. and 237/1290 Upper Tier Associates, L.P., as of October 10, 1996.

*10.2         Limited Partnership Agreement of 237 Park Partners, L.P.

*10.3         Limited Partnership Agreement of 1290 Partners, L.P.

*10.4         Agreement of Limited Partnership of 237/1290 Lower Tier Associates, L.P.

*10.5         Amended and Restated Limited Partnership Agreement of 237/1290 Upper Tier Associates, L.P.

*10.6         Redemption and Substitution Agreement among JMB/NYC Office
              Building Associates, L.P., O&Y Equity Company, L.P., O&Y NY
              Building Corp., 237/1290 Upper Tier GP Corp., and 237/1290 Upper
              Tier Associates, L.P., dated October 10, 1996.

*10.7         Metropolis Realty Trust, Inc. 1996 Directors' Stock Plan.

*10.8         Form of Metropolis Realty Trust, Inc. Stock Option Agreement for Directors.

*10.9         Form of Indemnification Agreement, dated as of October 10, 1996.

*10.10        Registration Rights Agreement, dated as of October 10, 1996.

*10.11        Participation Agreement (JMB Notes) between Metropolis Realty Trust, Inc. and Michigan
              Avenue L.L.C., dated as of October 10, 1996.

*10.12        Indemnification Agreement given by Property Partners, L.P., Carlyle-XIII Associates, L.P., and
              Carlyle-XIV Associates, L.P. to Metropolis Realty Trust, Inc., dated as of October 10, 1996.

*10.13        Modification of Operating Agreement of 237 Park Avenue Associates, L.L.C., dated as of
              October 10, 1996.

*10.14        Noteholders Contribution and Participation Agreement between Metropolis Realty Trust, Inc.
              and Bankers Trust Company, dated as of October 10, 1996.

*10.15        Debt Contribution Agreement, dated as of October 10, 1996, among
              Metropolis Realty Trust, Inc., 237/1290 Lower Tier Associates,
              L.P., 237 Park Partners, L.P., and 1290 Partners, L.P.

*10.16        Debt Assumption, Release and Security Agreement (237 Excess amount) dated October 10,
              1996.


C/M:  11764.0009 421963.11



*10.17        Debt Assumption, Release and Security Agreement (1290 Excess amount) dated October 10,
              1996.

*10.18        Release of Assumed Debt and Termination of Security Interest by
              Bankers Trust Company for the benefit of O&Y NY Building Corp. and
              O&Y Equity Company, L.P., dated as of October 10, 1996.

*10.19        237 Property Contribution Agreement between 237/1290 Upper Tier Associates, L.P., 237/1290
              Lower Tier Associates, L.P. and 237 Park Partners, L.P. dated as of October 10, 1996.

*10.20        1290 Property Contribution Agreement among 237/1290 Upper Tier Associates, L.P., 237/1290
              Lower Tier Associates, L.P. and 1290 Partners, L.P. dated as of October 10, 1996.

*10.21        Credit Agreement among 1290 Partners, L.P., 237 Park Partners,
              L.P., the lenders listed herein and the Chase Manhattan Bank, dated as of October 10, 1996.

*10.22        Consolidated, Amended and Restated Promissory Note in the amount of $420,000,000 from
              1290 Partners, L.P., and 237 Park Partners, L.P. to Chase Manhattan Bank, dated October 10,
              1996.

*10.23        Mortgage Modification, Restatement and Security Agreement from
              1290 Partners, L.P., and 237 Park Partners, L.P., to the Chase
              Manhattan Bank, dated as of October 10, 1996.

*10.24        Master Agreement among the Chase Manhattan Bank, 1290 Partners, L.P. and 237 Park
              Partners, L.P., dated as of October 10, 1996.

*10.25        Schedule to the Master Agreement between The Chase Manhattan Bank and 1290 Partners, L.P.
              and 237 Park Partners, L.P., dated as of October 10, 1996.

*10.26        Interest Rate Agreement Pledge, and Security Agreement among 1290
              Partners, L.P., 237 Park Partners, L.P., and the Chase Manhattan
              Bank, dated as of October 10, 1996.

*10.27        Assignment of Leases, Rents and Security Deposits, dated October 10, 1996, by 1290 Partners,
              L.P. and 237 Park Partners L.P. to the Chase Manhattan Bank.

*10.28        Note Pledge and Security Agreement among 1290 Partners, L.P., 237 Park Partners, L.P. and the Chase Manhattan Bank, dated as of October 10, 1996.

*10.29        Consent and Subordination of Property Management Agreement, dated as of October 10, 1996.

*10.30        Cash and Collateral Account Security, Pledge and Assignment
              Agreement among 1290 Partners, L.P., 237 park partners, L.P., and the Chase Manhattan Bank, dated as of October 10, 1996.

*10.31        Management and Leasing Agreement between 237 Park Partners, L.P. and Tishman Speyer
              Properties, L.P.

*10.32        Management and Leasing Agreement between 1290 Partners, L.P. and Tishman Speyer
              Properties, L.P.

*10.33        Asset Management Agreement between Metropolis Realty Trust, Inc. and 970 Management,
              L.L.C., dated as of October 10, 1996.

27.1          Financial Data Schedule.

* Filed as an exhibit to the Registrant's Registration Statement on Form 10 (File No. 000-21849) filed with the Commission on December 9, 1996.